Exhibit 10.2

RESTRICTED SHARE AWARD AGREEMENT

                THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made and entered into as of the        day of                        , 20     (the “Grant Date”), between ACI Worldwide, Inc., a Delaware corporation (the “Corporation”), and                            (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the ACI Worldwide, Inc. 2005 Equity and Performance Incentive Plan, as amended (the “Plan”).

WHEREAS, the Board of Directors of the Corporation has duly adopted, and the stockholders of the Corporation have approved, the 2005 Equity and Performance Incentive Plan, as amended (the “Plan”), which authorizes the Corporation to grant to eligible individuals restricted shares of the Corporation’s common stock, par value of $0.005 per share (the “Common Shares”); and

                WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) has determined that it is desirable and in the best interests of the Corporation and its stockholders to grant the Grantee a certain number of restricted shares of the Corporation’s Common Shares in order to provide the Grantee with an incentive to advance the interests of the Corporation, all according to the terms and conditions set forth herein and in the Plan.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                1.             Grant of Restricted Shares.

                                (a)           The Corporation hereby grants to the Grantee an award (the “Award”) of            Common Shares (the “Shares” or the “Restricted Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

                                (b)           The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Sections 2 and 3 hereof.

                2.             Terms and Rights as a Stockholder.

                                (a)           Except as provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, the “Restricted Period” for Restricted Shares granted herein shall expire as to                      Restricted Shares awarded hereunder on [the first anniversary of the Grant Date] and as to              Restricted Shares on [each of the second, third and fourth anniversaries of the Grant Date] (in each case as such number may be adjusted in accordance with Section 7 hereof).

                                (b)           The Grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions:

                                (i)            the Grantee shall not be entitled to delivery of the stock certificate for any Shares until the expiration of the Restricted Period as to such Shares;

                                (ii)           none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period as to such Shares; and

                                (iii)          except as otherwise determined by the Committee at or after the grant of the Award hereunder, if the Grantee’s employment with the Corporation or any Subsidiary is terminated at any time for any reason, any of the Restricted Shares as to which the Restricted Period has not expired shall be forfeited, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Corporation and ownership of all such forfeited Restricted Shares shall be transferred back to the Corporation.

                                                Any Shares, any other securities of the Corporation and any other property (except for cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

                                                In order to facilitate the transfer back to the Corporation of any Restricted Shares that are forfeited and cancelled as described herein, including a transfer as payment of required withholding taxes as set forth in Section 9 of this Agreement, Grantee shall, upon the request of the Corporation, provide a stock power or other instrument of assignment (including a power of attorney) endorsed in blank, with a guarantee of signature if deemed necessary or appropriate by the Corporation.

                                (c)           Notwithstanding the foregoing, the Restricted Period shall automatically terminate as to all Restricted Shares awarded hereunder (as to which such Restricted Period has not previously terminated) upon the occurrence of the following events:

                                (i)            termination of the Grantee’s employment with the Corporation or a Subsidiary which results from the

                                                Grantee’s death or Disability (as defined in Section 22(e)(3) of the Code); or

                                [(ii)          the occurrence of a Change in Control as defined in Exhibit A attached hereto and incorporated by reference.]

                3.             Termination of Restrictions.

                                (a)           Upon the expiration or termination of the Restricted Period as to any portion of the Restricted Shares, or at such earlier time as may be determined by the Committee, all restrictions set forth in this Agreement or in the Plan relating to such portion of the Restricted Shares shall lapse as to such portion of the Restricted Shares, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend, shall be delivered to the Grantee or the Grantee’s beneficiary or estate, as the case may be, pursuant to the terms of this Agreement.

                                (b)           Notwithstanding the foregoing, the expiration or termination of the Restricted Period as to any portion of Restricted Shares shall be delayed in the event the Corporation reasonably anticipates that the expiration or termination of the Restriction Period, or the delivery of unrestricted Shares would constitute a violation of federal securities laws or other applicable law.  If the expiration or termination of the Restriction Period, or the delivery of unrestricted Shares, is delayed by the provisions of this Section 3(b), such expiration, termination and/or delivery shall occur at the earliest date at which the Corporation reasonably anticipates such expiration, termination or delivery will not cause a violation of federal securities laws or other applicable law.  For purposes of this Section 3(b), the delivery of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of applicable law.

                4.             Delivery of Shares.

                                (a)           As of the date hereof, certificates representing the Restricted Shares shall be registered in the name of the Grantee and held by the Corporation or transferred to a custodian appointed by the Corporation for the account of the Grantee subject to the terms and conditions of the Plan and shall remain in the custody of the Corporation or such custodian until their delivery to the Grantee or Grantee’s beneficiary or estate as set forth in Sections 4(b) and (c) hereof or their reversion to the Corporation as set forth in Section 2(b) hereof.

                                (b)           Certificates representing Restricted Shares in respect of which the Restricted Period has lapsed pursuant to this Agreement shall be delivered to the Grantee as soon as practicable following the date on which the restrictions on such Restricted Shares lapse subject to Section 9 below.

                                (c)           Certificates representing Restricted Shares in respect of which the Restricted Period lapsed upon the Grantee’s death shall be delivered to the executors or administrators of the Grantee’s estate as soon as practicable following the receipt of proof of the Grantee’s death satisfactory to the Corporation subject to Section 9 below.

                                (d)           Each certificate representing Restricted Shares shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO
THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST
TRANSFER) CONTAINED IN THE ACI WORLDWIDE, INC. 2005 EQUITY AND PERFORMANCE
INCENTIVE PLAN (THE “PLAN”) AND THE RESTRICTED SHARE AWARD AGREEMENT (THE
“AGREEMENT” BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED
HEREBY AND ACI WORLDWIDE, INC. (THE “CORPORATION”). THE RELEASE OF SUCH
SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE
WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON
FILE AT THE CORPORATION.

                5.             Effect of Lapse of Restrictions. To the extent that the Restricted Period applicable to any Restricted Shares shall have lapsed, the Grantee may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the Plan and this Agreement.

                6.             No Right to Continued Employment. The grant of the Restricted Shares is discretionary and shall not be construed as giving Grantee the right to be retained in the employ of the Corporation or any Subsidiary and shall not be considered to be an employment contract or a part of the Grantee’s terms and conditions of employment or of the Grantee’s salary or compensation and the Corporation or any Subsidiary may at any time dismiss Grantee from employment, free from any liability or any claim under the Plan.

                7.             Adjustments.        In the event of any change in the number of Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee shall adjust the number and class of shares subject to outstanding Restricted Shares and other value determinations applicable to outstanding Restricted Shares.  No adjustment provided for in this Section 7 shall require the Corporation to issue any fractional share.

                8.             Amendments. Subject to any restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination which would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at the Corporation.

                9.             Withholding of Taxes.

(a)           The Grantee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Restricted Shares hereunder. In the event that the Corporation or the  Grantee's employer (the "Employer") is required to withhold taxes as a result of the grant or vesting or subsequent sale of Shares hereunder, the Grantee shall at the election of the Corporation, in its sole discretion, either (i) surrender a sufficient number of whole Shares for which the Restricted Period has expired or other Common Shares owned by the Grantee, having a fair market value, as determined by the Corporation on the last day of the Restricted Period equal to the amount of such taxes, or (ii) make a cash payment, as necessary to cover all applicable required withholding taxes and required social security/insurance contributions at the time the restrictions on the Restricted Shares lapse, unless the Corporation, in its sole discretion, has established alternative procedures for such payment. If the number of shares required to cover all applicable withholding taxes and required social security/insurance contributions includes a fractional share, then Grantee shall deliver cash in lieu of such fractional share. All matters with respect to the total amount to be withheld shall be determined by the Corporation in its sole discretion.

(b)           Regardless of any action the Corporation or the Grantee’s Employer takes with respect to any or all income tax, social security/insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Grantee’s responsibility and that the Corporation and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Restricted Shares, including the grant, vesting or release, the subsequent sale of Shares and receipt of any dividends; and (ii) do not commit to structure the terms or any aspect of this grant of Restricted Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Corporation or the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s receipt of Restricted Shares that cannot be satisfied by the means previously described above in Section 9(a). The Corporation may refuse to deliver the Shares related thereto if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

(c)           Grantee will notify the Corporation in writing if he or she files an election pursuant to Section 83(b) of the Code.  The Grantee understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement, the Grant Date.  This time period cannot be extended.  The Grantee acknowledges that timely filing of a Section 83(b) election is the Grantee’s sole responsibility.

10.          Plan Governs and Entire Agreement. The Plan is incorporated herein by reference. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.  The terms of this Agreement are subject to, and governed by, in all respects the terms and conditions of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

11.          Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

12.          Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Corporation under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

                13.          Non-Assignability.  The Restricted Shares are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until the Restricted Period expires or terminates as provided in this Agreement; provided, however, that the Grantee’s rights with respect to such Restricted Shares may be transferred by will or pursuant to the laws of descent and distribution.  Any purported transfer or encumbrance in violation of the provisions of this Section 13, shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares.

14.          Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee.

15.       Miscellaneous.

                                (a)           The interpretation and construction by the Board of Directors and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Corporation and its successors and assigns.

                                (b)           This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws.

                                (c)           If the Grantee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

                                (d)           No rule of strict construction shall be implied against the Corporation, the Committee or any other person in the interpretation of any of the terms of the Plan, this Agreement or any rule or procedure established by the Committee.

                                (e)           Wherever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Shares may be transferred by will or the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.

                                (f)            Grantee agrees, upon demand of the Corporation or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Corporation or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

                                (g)           All notices under this Agreement to the Corporation must be delivered personally or mailed to the Corporation at its principal office, addressed to the attention of Stock Plan Administration.  The Corporation’s address may be changed at any time by written notice of such change to the Grantee.  Also, all notices under this Agreement to the Grantee will be delivered personally or mailed to the Grantee at his or her address as shown from time to time in the Corporation’s records.

                16.          Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Corporation for all purposes.

17.          Consent To Transfer Personal Data.  By accepting this Award, Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 17. Grantee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect Grantee’s ability to participate in the Plan. The Corporation and its Subsidiaries hold certain personal information about Grantee, that may include Grantee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock held in the Corporation, or details of any entitlement to shares of stock awarded, canceled, purchased, vested, or unvested, for the purpose of implementing, managing and administering the Plan (“Data”)  The Corporation and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and the Corporation and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on Grantee’s behalf by a broker or other third party with whom Grantee or the Corporation may elect to deposit any shares of stock acquired pursuant to the Plan. Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Corporation; however, withdrawing consent may affect Grantee’s ability to participate in the Plan.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Share Award Agreement, or caused this Restricted Share Award Agreement to be duly executed on their behalf, as of the day and year first above written.

ACI Worldwide, Inc.	Grantee:

By:	By:
Philip G. Heasley, CEO and President		<Name>

ADDRESS FOR NOTICE TO GRANTEE:

Number	Street	Apt.

City	State	Zip Code

SS#	Hire Date

After completing this page, please make a copy for your records and return it to Stock Plan Administration, ACI Worldwide, Inc. 224 South 108 Avenue, Omaha, NE 68154

2005 Equity and Performance Incentive Plan — US Restricted Share Award Agreement

<Number> Shares	<Date>

EXHIBIT A

For purposes of this Agreement, “Change in Control” means:

(a)     Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section 9(a), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by, controlling or under common control with the Corporation, or (D) any acquisition by any corporation pursuant to a transaction that complies with (c)(A), (c)(B) and (c)(C) set forth below;

(b)     Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)     Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)     Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.